Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lauren Stein

Financial Dynamics

212-850-5650

iPCS, INC. ANNOUNCES SUBSCRIBER ACTIVITY FOR THE QUARTER ENDED SEPTEMBER 30, 2005

Schedules Earnings Release and Conference Call to Discuss Results

SCHAUMBURG, Ill. – October 31, 2005 - iPCS, Inc. (OTCBB: IPCX), a Sprint PCS Affiliate of Sprint Nextel, today announced that it serves approximately 476,400 customers as of September 30, 2005.

For the fourth fiscal quarter ended September 30, 2005, iPCS reported:

•                  Gross additions of approximately 60,300

•                  Net additions of approximately 17,400

•                  Average monthly churn, net of 30 day deactivations, of 2.7%

•                  Ending subscribers of approximately 476,400

On July 1, 2005, the Company completed its merger with Horizon PCS, Inc., whereby Horizon PCS was merged with and into the Company.  Accordingly, the subscriber activity of the Company for the quarter ended September 30, 2005 includes activity from Horizon PCS.

“We are pleased with our subscriber growth during the most recent period,” said Timothy M. Yager, President and Chief Executive Officer of the Company. “This growth demonstrates our continued focus on increasing our penetration by expanding our distribution and marketing efforts.”

The Company also announced that it will conduct a conference call to discuss its financial and subscriber results for the quarter and fiscal year ended September 30, 2005 on Thursday, December 15, 2005 at noon Eastern Time (11:00 a.m. Central Time). The Company intends to announce its financial results after the markets close on December 14, 2005.

Participating in the call will be Tim Yager, president and chief executive officer, and Steb Chandor, executive vice president and chief financial officer.  To listen to the call, dial 1-800-370-0898 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-935-2101.  A replay of the call will be available beginning at 3:00 p.m. Eastern Time on December 15, 2005.  To access the replay, dial 1-877-519-4471 using a pass code of 6657832.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on December 22, 2005.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL), As of September 30, 2005, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.3 million residents, and had approximately 476,400 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.”  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.  Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties.  A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the outcome of iPCS’s litigation against Sprint and Nextel concerning the Sprint/Nextel merger; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger; (4) the businesses of iPCS and Horizon PCS may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (5) expected combination benefits from the iPCS/Horizon PCS merger may not be fully realized or realized within the expected time frame; (6) disruption from integration of the iPCS/Horizon PCS making it more difficult to maintain relationships with Sprint, subscribers, employees, dealers or suppliers; (7) shifts in populations or network focus; (8) changes or advances in technology; (9) changes in Sprint’s national service plans or fee structure with iPCS; (10) changes in population or network focus; (11) difficulties in network construction;

(11) increased competition in iPCS’s markets; (12) adverse changes in financial position, condition or results of operations; and (13) the inability to open the number of new stores and to expand the co-dealer network as planned.  For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” sections of the joint proxy statement/prospectus, dated May 13, 2005, relating to iPCS’s merger with Horizon PCS and in iPCS’s subsequent filings with the SEC.  Investors and analysts should not place undue reliance on forward-looking statements.  The forward-looking statements in this document speak only as of the date of the document and iPCS assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.